UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2026 (September 18, 2026)

Linkhome Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42652	93-4316797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Ave, Ste 450
Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 680-9158

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LHAI	the Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 29, 2026, Linkhome Holdings Inc. (the “Company”) received a notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the closing bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days. As a result, the Company was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

On September 18, 2026, the Company received written notification from Nasdaq that, for the 10 consecutive business days from September 3, 2026 through September 17, 2026, the closing bid price of the Company’s common stock had been at least $1.00 per share. Accordingly, Nasdaq determined that the Company had regained compliance with the Minimum Bid Price Requirement and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2026

Linkhome Holdings Inc.

By:	/s/ Bill Qin
Name:	Bill Qin
Title:	Chief Executive Officer

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